Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Reports

First Quarter 2014 Financial Results

COLUMBUS, Ohio, May 6, 2014 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) today announced first quarter 2014 financial results.

First Quarter 2014 Results

Adjusted EBITDA 1 was $9.2 million for the first quarter of 2014 compared to $9.0 million for the first quarter of 2013. The increase was driven by a 20.0 percent increase in cash margin to $7.68 per ton for the first quarter of 2014 from $6.40 per ton for the first quarter of 2013, partially offset by a 234,000 ton decrease in tons sold attributable to the idling of the Illinois Basin operations. Cash coal sales revenue increased 5.4 percent to $53.36 per ton for the first quarter of 2014 from $50.65 per ton for the first quarter of 2013. For the first quarter of 2014, cash cost of coal sales increased by 3.2 percent to $45.68 per ton from $44.25 per ton for the first quarter of 2013, primarily due to higher diesel fuel costs.

Net loss was $10.6 million for the first quarter of 2014 compared to a net loss of $6.3 million for the first quarter of 2013. There was $3.9 million of additional interest expense attributable to the new credit facilities for the first quarter of 2014 over the first quarter of 2013. Adjusted Net Loss2 was $9.9 million for the first quarter of 2014, when excluding a $0.4 million loss relating to the change in fair value of warrants, $0.2 million of losses on disposal of assets and $0.1 million of restructuring expenses, and without any adjustment for the additional interest expense. Adjusted Net Loss was $5.5 million for the first quarter of 2013, when excluding a $0.4 million loss on disposal of assets, $0.2 million of debt refinancing expenses and $0.2 million of impairment and restructuring expenses.

“This winter’s weather has underscored the power industry’s need to keep in operation coal-fired power plants located in our markets which are scheduled to close starting in 2015. This is exemplified by the fact that 89% of a key customer’s older coal generation targeted for retirement next year due to EPA rules was pressed into service during the “polar vertex’ in January. In fact, those coal-fired units ran at 46% of capacity during all of the first quarter. While we do not supply any of these coal-fired units scheduled for retirement, this further demonstrates that coal must be part of the long-term energy solution,” said Oxford’s President and Chief Executive Officer Charles C. Ungurean. “Coal is far less prone to price jumps or shortages, and in a cold snap it is a bargain. Experts agree that, without these coal plants operating, reliability of the grid could be compromised, and electricity prices will be higher, hitting consumers hard as it did this winter, in the peak periods of winter and summer.”

1 The definition of Adjusted EBITDA, which is a non-GAAP financial measure, and a reconciliation thereof to Net Loss, the most comparable GAAP financial measure, are included in a table presented near the end of this press release.

2 The definition of Adjusted Net Loss, which is a non-GAAP financial measure, and reconciliation thereof to Net Loss, the most comparable GAAP financial measure, are included in a table presented near the end of this press release.

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Ungurean continued, “This increased coal burn, coupled with utility stockpiles at the lowest levels we have seen in years, is translating into sales opportunities for us. We recently received an order from a key customer for an additional 200,000 tons this year. We are encouraged by this recent activity and anticipate that we may see further requests for additional tons.”

Business Update

Oxford’s projected sales volume is 95.6% committed and priced for 2014, underscoring the strength of its long-term customer relationships and its strategic importance in its core region. Oxford has the ability to increase production by up to 0.5 million tons with little additional capital investment if additional demand materializes. For 2015, projected sales volume is 65.6 percent committed (with 11.1 percent of the projected sales volume priced and 54.5 percent of the projected sales volume unpriced).

Liquidity

As of March 31, 2014, the Partnership had $4.6 million in cash and $3.0 million in available borrowing capacity on its revolving credit line. The Partnership also has an option under the second lien credit facility for an additional $10 million term loan if requested by the Partnership and approved by the issuing second lien lender.

As previously announced, subsequent to quarter-end, Oxford sold its Illinois Basin river terminal in Kentucky and received proceeds of $2 million, thereby further enhancing its liquidity.

2014 Guidance

The Partnership provides the following updated guidance for 2014 based on its current industry outlook:

The Partnership expects to produce between 5.7 million tons and 6.0 million tons and sell between 5.8 million tons and 6.1 million tons of thermal coal. The average selling price is anticipated to be in the range of $52.25 per ton to $53.75 per ton, with an anticipated average cost in the range of $43.80 per ton to $45.30 per ton.

Adjusted EBITDA is expected to be in the range of $40 million to $45 million.

The Partnership anticipates capital expenditures of between $17 million and $20 million.

Conference Call

The Partnership will host a conference call at 10:00 a.m. Eastern Time today (May 6, 2014) to review its first quarter 2014 financial results. To participate in the call, dial (877) 280-4961 or (857) 244-7318 for international callers and provide passcode 87378206. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 3:00 p.m. Eastern Time on May 6, 2014, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers.  The replay passcode is 41949757. The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value thermal coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

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Forward-Looking Statements

Except for historical information, statements made in this press release are “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including the statements and information set forth under the headings “Business Update,” “Liquidity” and “2014 Guidance.”

These statements are based on certain assumptions made by the Partnership based on its management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership’s management believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Partnership’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: productivity levels, margins earned and the level of operating costs; weakness in global economic conditions or in customers’ industries; changes in governmental regulation of the mining industry or the electric power industry and the increased costs of complying with those changes; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; the Partnership’s dependence on a limited number of customers; the Partnership’s inability to enter into new long-term coal sales contracts at attractive prices and the renewal and other risks associated with the Partnership’s existing long-term coal sales contracts, including risks related to adjustments to price, volume or other terms of those contracts; difficulties in collecting the Partnership’s receivables because of credit or financial problems of major customers, and customer bankruptcies, cancellations or breaches to existing contracts or other failures to perform; the Partnership’s ability to acquire additional coal reserves; the Partnership’s ability to respond to increased competition within the coal industry; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those pertaining to carbon dioxide emissions, and other factors; significant costs imposed on the Partnership’s mining operations by extensive and frequently changing environmental laws and regulations, and greater than expected environmental regulations, costs and liabilities; legislation and regulatory and related judicial decisions and interpretations including issues pertaining to climate change and miner health and safety; a variety of operational, geologic, permitting, labor and weather-related factors, including those pertaining to both mining operations and underground coal reserves that the Partnership does not operate; limitations in the cash distributions the Partnership receives from its majority-owned subsidiary, Harrison Resources, LLC, and the ability of Harrison Resources, LLC to acquire additional reserves on economical terms in the future; the potential for inaccuracies in estimates of the Partnership’s coal reserves, which could result in lower than expected revenues or higher than expected costs; the accuracy of the assumptions underlying the Partnership’s reclamation and mine closure obligations; liquidity constraints, including those resulting from the cost or unavailability of financing due to current capital markets conditions; risks associated with major mine-related accidents; results of litigation, including claims not yet asserted; the Partnership’s ability to attract and retain key management personnel; greater than expected shortage of skilled labor; the Partnership’s ability to maintain satisfactory relations with employees; and failure to obtain, maintain or renew security arrangements, such as surety bonds or letters of credit, in a timely manner and on acceptable terms.

The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Further information on risks and uncertainties is available in the Partnership’s periodic reports filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by the Partnership.

Withholding Information for Foreign Investors

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Partnership distributions to foreign investors, when and if such distributions are made, as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Partnership distributions to foreign investors would be subject to federal income tax withholding at the highest applicable rate.

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OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands, except for unit data)

	Three Months Ended
	March 31,
	2014	2013

REVENUES:
Coal sales	$76,770	$84,793
Other revenue	1,234	3,933
Total revenues	78,004	88,726

COSTS AND EXPENSES:
Cost of coal sales:
Produced coal	65,207	67,422
Purchased coal	519	6,601
Total cost of coal sales (excluding depreciation, depletion and amortization)	65,726	74,023
Cost of other revenue	402	403
Depreciation, depletion and amortization	11,224	12,933
Selling, general and administrative expenses	3,656	4,164
Impairment and restructuring expenses	75	141
Loss on disposal of assets, net	204	418
Total costs and expenses	81,287	92,082
LOSS FROM OPERATIONS	(3,283)	(3,356)

INTEREST AND OTHER EXPENSES:
Interest income	1	1
Interest expense	(6,870)	(2,922)
Change in fair value of warrants	(415)	-
Total interest and other expenses	(7,284)	(2,921)
NET LOSS	(10,567)	(6,277)
Net loss (income) attributable to noncontrolling interest	381	(270)
Net loss attributable to Oxford Resource
Partners, LP unitholders	(10,186)	(6,547)
Net loss allocated to general partner	(202)	(131)
Net loss allocated to limited partners	$(9,984)	$(6,416)

Net loss per limited partner unit:
Basic	$(0.41)	$(0.31)
Diluted	(0.41)	(0.31)

Weighted average number of limited partner units outstanding:
Basic	24,640,399	20,756,081
Diluted	24,640,399	20,756,081

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OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

(in thousands, except for unit data)

	As of March 31, 2014	As of December 31, 2013
ASSETS
CURRENT ASSETS:
Cash	$4,636	$3,089
Accounts receivable	27,286	25,850
Inventory	15,734	13,840
Advance royalties	2,696	2,604
Prepaid expenses and other assets	1,678	1,737
Total current assets	52,030	47,120

PROPERTY, PLANT AND EQUIPMENT, NET	135,107	144,426
ADVANCE ROYALTIES, LESS CURRENT PORTION	8,847	8,800
INTANGIBLE ASSETS, NET	1,131	1,188
OTHER LONG-TERM ASSETS	21,332	22,821
Total assets	$218,447	$224,355

LIABILITIES AND PARTNERS' (DEFICIT) CAPITAL
CURRENT LIABILITIES:
Accounts payable	$24,668	$23,932
Current portion of long-term debt	9,375	7,901
Current portion of reclamation and mine closure obligations	7,420	5,996
Accrued taxes other than income taxes	1,167	1,293
Accrued payroll and related expenses	3,423	3,389
Other liabilities	2,543	3,457
Total current liabilities	48,596	45,968

LONG-TERM DEBT	158,263	155,375
RECLAMATION AND MINE CLOSURE OBLIGATIONS	23,996	25,658
WARRANTS	5,014	4,599
OTHER LONG-TERM LIABILITIES	3,738	3,753
Total liabilities	239,607	235,353

PARTNERS’ (DEFICIT) CAPITAL:
Limited partners (20,963,676 and 20,867,073 units outstanding as of March 31, 2014 and December 31, 2013, respectively)	(23,039)	(13,460)
General partner (423,494 units outstanding as of March 31, 2014 and December 31, 2013)	(2,709)	(2,507)
Total Oxford Resource Partners, LP (deficit) capital	(25,748)	(15,967)
Noncontrolling interest	4,588	4,969
Total partners’ (deficit) capital	(21,160)	(10,998)
Total liabilities and partners’ (deficit) capital	$218,447	$224,355

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OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,567)	$(6,277)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion and amortization	11,224	12,933
Impairment and restructuring expenses	75	141
Change in fair value of warrants	415	-
Interest rate swap adjustment to market	-	(12)
Non-cash interest expense	1,862	-
Amortization and write-off of deferred financing costs	946	648
Non-cash equity-based compensation expense	456	323
Non-cash reclamation and mine closure expense	565	508
Amortization of below-market coal sales contracts	-	(52)
Loss on disposal of assets, net	204	418
Changes in assets and liabilities:
Accounts receivable	(1,436)	(9,998)
Inventory	(1,894)	1,089
Advance royalties	(139)	(930)
Restricted cash	(554)	(926)
Other assets	233	(1,387)
Accounts payable	736	542
Reclamation and mine closure obligations	(612)	(1,650)
Accrued taxes other than income taxes	(126)	58
Accrued payroll and related expenses	34	28
Other liabilities	(1,056)	(670)
Net cash from operating activities	366	(5,214)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,430)	(2,887)
Purchase of coal reserves and land	(3)	(14)
Mine development costs	(189)	(1,042)
Proceeds from sale of assets	294	26
Net cash from investing activities	(2,328)	(3,917)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on borrowings	-	(1,508)
Advances on line of credit	6,500	12,000
Payments on line of credit	(4,000)	-
Debt issuance costs	9	-
Collateral for reclamation bonds	1,000	-
Net cash from financing activities	3,509	10,492
NET CHANGE IN CASH	1,547	1,361

CASH, beginning of period	3,089	3,977
CASH, end of period	$4,636	$5,338

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OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA1

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(in thousands)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(10,567)	$(6,277)

Adjustments:
Interest expense, net of interest income	6,869	2,921
Depreciation, depletion and amortization	11,224	12,933
Change in fair value of warrants	415	-
Impairment and restructuring expenses	75	141
Loss on disposal of assets, net	204	418
Amortization of below-market coal sales contracts	-	(52)
Non-cash equity-based compensation expense	456	323
Non-cash reclamation and mine closure expense	565	508
Non-recurring costs:
Debt refinancing expenses	-	210
Other	-	(2,100)
Adjusted EBITDA	$9,241	$9,025

1 Adjusted EBITDA is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted EBITDA as net income or loss before deducting interest, income taxes, depreciation, depletion, amortization, change in fair value of warrants, impairment and restructuring expenses, gain or loss on disposal of assets, amortization of below-market coal sales contracts, non-cash equity-based compensation expense, non-cash reclamation and mine closure expense, and certain non-recurring costs. Although Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to financing methods, capital structure or income taxes; our ability to generate cash sufficient to pay interest on our indebtedness and fund capital expenditures; and our compliance with certain credit facility financial covenants. Because not all companies calculate Adjusted EBITDA the same way, our calculation may not be comparable to similarly titled measures of other companies.

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OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS[2]
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands)

	Three Months Ended
	March 31,
	2014	2013

Net loss	$(10,567)	$(6,277)

Adjustment:
Impairment and restructuring expenses	75	141
Loss on disposal of assets, net	204	418
Change in fair value of warrants	415	-
Debt refinancing expenses	-	210
Adjusted Net Loss	$(9,873)	$(5,508)

2Adjusted Net Loss is a non-GAAP financial measure used by management to gauge operating performance. We define Adjusted Net Loss as net income or loss before deducting impairment and restructuring expenses, gain or loss on disposal of assets, change in fair value of warrants, debt financing expenses and write-off of deferred refinancing costs. Although Adjusted Net Loss is not a measure of financial performance calculated in accordance with GAAP, we believe it is useful to management and others, such as investors and lenders, in evaluating our financial performance without regard to items which are primarily non-cash and our restructuring efforts which are not typical operating activities. Because not all companies calculate Adjusted Net Loss the same way, our calculation may not be comparable to similarly titled measures of other companies.

OXFORD RESOURCE PARTNERS, LP AND SUBSIDIARIES
UNAUDITED OPERATING STATISTICS[3]
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands, except per ton amounts)

	Three Months Ended
	March 31,
	2014	2013

Tons sold	1,439	1,673

Coal sales revenue per ton	$53.36	$50.68
Amortization of below-market coal sales contracts per ton	-	(0.03)
Cash coal sales revenue per ton	53.36	50.65
Cash cost of coal sales per ton	(45.68)	(44.25)
Cash margin per ton	$7.68	$6.40

3 Per ton amounts are calculated by dividing the related amount on the financial statements by the number of tons sold. Although per ton amounts are not measures of performance calculated in accordance with GAAP, we believe they are useful to management and others, such as investors and lenders, in evaluating performance because they are widely used in the coal industry as a measure to evaluate a company's sales performance and control over costs. Because not all companies calculate these measures the same way, our calculations may not be comparable to similarly titled measures of other companies.

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